Table of Contents

As filed with the Securities and Exchange Commission on March 29, 2019

Registration No. ____________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

3PEA INTERNTIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	95-4550154
(State of Incorporation)	(IRS Employer ID No.)

1700 W. Horizon Ridge Parkway, Suite 200,

Henderson, Nevada 89012

(702) 453-2221

(Address and Telephone Number of Principal Executive Offices)

Restricted Stock Award to Mark Newcomer

Restricted Stock Award to Daniel Spence

Restricted Stock Award to Joan Herman

Restricted Stock Award to Mark Attinger

Restricted Stock Award to Robert Strobo

(Full title of the plan)

Mark Newcomer, Chief Executive Officer

3PEA International, Inc.

1700 W. Horizon Ridge Parkway, Suite 200,

Henderson, Nevada 89012

(702) 453-2221

(Name and address of agent for service)

COPIES TO:

Robert J. Mottern, Esq.

Davis Gillett Mottern & Sims, LLC

545 Dutch Valley Road, N.E., Suite A

Atlanta, Georgia 30340

Telephone: (404) 607-6933

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	5,450,000	$6.98	$38,041,000.00	$4,610.57

(1)	In accordance with Rule 416 under the Securities Act of 1933, also includes an indeterminable number of shares that may become issuable by reason of stock splits, stock dividends, and similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) of the Securities Act of 1933 based on the average of the high and low sales price of the common stock, as reported on the Nasdaq Capital Market on March 22, 2019.

Explanatory Note

This Registration Statement on Form S-8 (this “Registration Statement”) registers an aggregate of 5,450,000 shares of common stock, par value $0.001 per share, of 3PEA International, Inc. (“Common Stock”), that may be issued and sold under restricted stock awards previously issued to the employees named herein in transactions by the Registrant not involving any public offering, in accordance with the exemption under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) (the “Restricted Stock Awards”).

This Registration Statement also includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for reofferings and resales of shares of Common Stock that may be deemed to be “control securities” under the Securities Act, and the rules and regulations promulgated thereunder that have been or may be acquired by certain of our “affiliates” pursuant to the Restricted Stock Awards, being the selling stockholders identified in the Reoffer Prospectus. The number of shares of Common Stock included in the Reoffer Prospectus represents the total number of shares of Common Stock that may be acquired by the Selling Stockholders pursuant to the Restricted Stock Awards made to the Selling Stockholders in accordance with Section 4(a)(2) of the Securities Act, and does not necessarily represent a present intention to sell any or all such shares of Common Stock.

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Part I

INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

This Registration Statement relates to two separate prospectuses.

Section 10(a) Prospectus: Items 1 and 2, from this page, and the documents incorporated by reference pursuant to Part II, Item 3 of this prospectus, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Reoffer Prospectus: The material that follows Item 2, up to but not including Part II of this Registration Statement, of which the reoffer prospectus is a part, constitutes a "reoffer prospectus," prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act. Pursuant to Instruction C of Form S-8, the reoffer prospectus may be used for reoffers or resales of common stock which are deemed to be "control securities" or "restricted securities" under the Securities Act that have been acquired by the selling stockholders named in the reoffer prospectus.

Item 1.            Plan Information.

Not required to be filed with this Registration Statement.

Item 2.            Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement.

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REOFFER PROSPECTUS

5,450,000 Shares of Common Stock

3PEA INTERNATIONAL, INC.

This reoffer prospectus relates to 5,450,000 shares of our common stock, par value $0.001 per share (“Common Stock”), that may be offered and resold from time to time by the selling stockholders named in this reoffer prospectus for their own account. The selling stock holders are “affiliates” of our company as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), who have or will acquire the shares pursuant to restricted stock awards that constitute “employee benefit plans,” as such term is defined in Rule 405 under the Securities Act.

The selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock on any stock exchange, market or trading facility on which our common stock is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. We will not receive any of the proceeds from the sale or other disposition of the shares of common stock by the selling stockholders. This prospectus has been prepared for the purposes of registering the shares under the Securities Act to allow for future sales by selling stockholders on a continuous or delayed basis to the public without restriction.

Our common stock is listed on the Nasdaq Capital Market under the symbol “TPNL.” On March 22, 2019, the closing price of our common stock was $6.98 on the Nasdaq Capital Market.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, as amended, and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and may elect to comply with certain reduced public company reporting requirements for future filings.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 2 of this reoffer prospectus for a discussion of the risks that you should consider in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this reoffer prospectus. Any representation to the contrary is a criminal offense.

Reoffer prospectus, dated March 29, 2019.

You should rely only on the information contained in this reoffer prospectus. We and the selling stockholders have not authorized anyone to provide you with any information, other than the information contained in this reoffer prospectus, and we and the selling stockholders take no responsibility for any other information that others may give you. We and the selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing or incorporated by reference in this reoffer prospectus is accurate only as of the respective dates of such information or as of the date or dates which are specified therein, regardless of the time of delivery of this reoffer prospectus or the time of any sale of shares of our Common Stock. Our business, properties, results of operations, financial condition, or prospects may have changed since those dates. You should also read this reoffer prospectus together with the additional information described under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This reoffer prospectus may be supplemented from time to time to add, update or change information in this reoffer prospectus. Any statement contained in this reoffer prospectus will be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained in a reoffer prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this reoffer prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this reoffer prospectus.

3PEA International, Inc. is referred to herein as “3PEA,” “the Company,” “we,” “us,” and “our,” unless the context indicates otherwise.

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SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this reoffer prospectus. This summary is not complete and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire reoffer prospectus, including the risks of investing in our Common Stock discussed under the section entitled “Risk Factors” contained in this reoffer prospectus and under similar headings in the other documents that are incorporated by reference into this reoffer prospectus. You should also carefully read the information incorporated by reference into this reoffer prospectus, including our financial statements and related notes and the exhibits to the registration statement of which this reoffer prospectus forms a part.

The Company

We are a vertically integrated provider of innovative prepaid card programs and processing services for corporate, consumer and government applications. Our payment solutions are utilized by our corporate customers as a means to increase customer loyalty, increase patient adherence rates, reduce administration costs and streamline operations. Public sector organizations can utilize our payment solutions to disburse public benefits or for internal payments. We market our prepaid card solutions under our PaySign brand. As we are a payment processor and prepaid card program manager, we derive our revenue from all stages of the prepaid card lifecycle. We provide a card processing platform consisting of proprietary systems and innovative software applications based on the unique needs of our clients. We have extended our processing business capabilities through our proprietary PaySign platform. Through the PaySign platform, we provide a variety of services including transaction processing, cardholder enrollment, value loading, cardholder account management, reporting, and customer service.

The PaySign platform was built on modern cross-platform architecture and designed to be highly flexible, scalable and customizable. The platform has allowed us to significantly expand our operational capabilities by facilitating our entry into new markets within the payments space through its flexibility and ease of customization. The PaySign platform delivers cost benefits and revenue building opportunities to our partners.

We have developed prepaid card programs for corporate incentive and rewards including, but not limited to, consumer rebates and rewards, donor compensation, healthcare reimbursement payments and pharmaceutical payment assistance. We are expanding our product offerings to include additional corporate incentive products, payroll cards, demand deposit accounts accessible with a debit card, travel cards, and expense reimbursement cards. Our cards are sponsored by our issuing bank partners.

We manage all aspects of the debit card lifecycle, from managing the card design and approval processes with partners and networks, to production, packaging, distribution, and personalization. We also oversee inventory and security controls, renewals, lost and stolen card management and replacement. We deploy a fully staffed, in-house customer service department which utilizes bi-lingual customer service representatives, Interactive Voice Response, and two-way short message service messaging.

To date, we have issued millions of prepaid debit cards under programs implemented for Fortune 500 companies, multinationals, as well as top pharmaceutical manufacturers, universities and social media companies.

Depending on the program selected by the client, we generate the following types of revenues: setup charges; customized software development fees; data processing and report generation fees; transaction fees from each transaction by a cardholder; interchange fees; card fulfillment fees; fees related to customer service and administrative fees.

Recent Developments

On March 4, 2019, our board of directors and stockholders holding a majority of our outstanding common stock agreed to amend our articles of incorporation to change our name to “PaySign, Inc.” We expect to implement the name change amendment twenty-one days after we distribute an information statement relating to the name change amendment to our shareholders, in accordance with Rule 14c-2 under the Securities Exchange Act of 1934. After our name change is effective, we plan to change our trading symbol on the NASDAQ Capital Market to “PAYS.”

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Corporate Information

Our principal executive offices are located at 1700 W. Horizon Ridge Parkway, Suite 200, Henderson, Nevada 89012, and our telephone number is (702) 453-2221. Our website address is www.3pea.com. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on our website or any such information in making your decision whether to purchase our securities.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties and all other information contained in this reoffer prospectus, including the risks and uncertainties concerning our business and an investment in our common stock discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, as well as those discussed in our filings with the Securities and Exchange Commission, together with the other information contained in and incorporated by reference into this reoffer prospectus, before deciding whether to invest in our common stock. All of those “Risk Factors” are incorporated herein by reference in their entirety. Such risks and uncertainties are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we believe are not material, may also become important factors that adversely affect our business. If any of such risks actually occurs, our business, financial condition, results of operations, and future prospects could be materially and adversely affected. In that event, the market price of our common stock could decline, and you could lose part or all of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This reoffer prospectus and the documents incorporated by reference into this reoffer prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about the Company and its subsidiaries. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “could,” “should,” “projects,” “plans,” “goal,” “targets,” “potential,” “estimates,” “pro forma,” “seeks,” “intends,” or “anticipates” or the negative thereof or comparable terminology. Forward-looking statements include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of various transactions, and statements about the future performance, operations, products and services of the Company and its subsidiaries. We caution our shareholders and other readers not to place undue reliance on such statements.

You should read this reoffer prospectus and the documents incorporated by reference completely and with the understanding that our actual future results may be materially different from what we currently expect. Our business and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the risk factors set forth in Part I—Item 1A, “Risk Factors”, in our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC on March 12, 2018, and elsewhere in the documents incorporated by reference into this reoffer prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of any of our common stock by the selling stockholders. We have agreed to pay all expenses relating to registering the common stock covered by this reoffer prospectus. The selling stockholders will pay any brokerage commissions and/or similar charges incurred in connection with the sale of the common stock covered hereby.

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SELLING STOCKHOLDERS

This reoffer prospectus covers the reoffer and resale by the selling stockholders listed below of an aggregate of up to 5,450,000 shares of common stock issued or issuable pursuant to restricted stock grants made to such selling stockholders, which constitute “control securities” within the meaning of Form S-8.

Selling stockholders may offer shares of our Common Stock under this reoffer prospectus on a continuous or delayed basis, and may elect to sell none, some or all of the shares set forth below. This reoffer prospectus does not constitute a commitment by the selling stockholders to sell all or any of the stated number of their shares, and the actual number of shares offered and sold will be determined from time to time by each selling stockholder at his or her sole discretion. However, for the purposes of the table below, we have assumed that, after the completion of this offering, all shares offered by this reoffer prospectus have been sold and are no longer held by the selling stockholders. In addition, a selling stockholder may have sold, transferred or otherwise disposed of all or a portion of such selling stockholder’s shares since the date of the information in the following table. Information concerning the selling stockholders may change from time to time and changed information will be presented in a supplement to this reoffer prospectus if and when required. If, subsequent to the date of this reoffer prospectus, we grant additional shares to the selling stockholders or to other affiliates, we may supplement this reoffer prospectus to reflect such additional shares to the selling stockholders and/or the names of such affiliates and the amounts of shares to be reoffered by them.

The table below sets forth, as of March 22, 2019, the following information regarding the selling stockholders:

•	the number of shares of common stock beneficially owned by each selling stockholder prior to this offering (as such term is defined in Rule 13d-3 under the Exchange Act);

•	the number of shares of common stock to be offered by each selling stockholder in this offering;

•	the number of shares of common stock to be beneficially owned by each selling stockholder assuming the sale of all of the common stock covered by this reoffer prospectus; and

•	the percentage of our issued and outstanding common stock to be owned by each selling stockholder assuming the sale of all of the common stock covered by this reoffer prospectus based on 46,731,912 shares of common stock issued and outstanding as of March 22, 2019.

As indicated below in the footnotes to the following table, the shares that may be reoffered and resold by this reoffer prospectus vest in equal installments either annually or quarterly over either four or five years from the date of grant, subject to such selling stockholder’s continued employment with or service to us. The address for each selling stockholder listed in the table below is c/o 3PEA International, Inc., 1700 W. Horizon Ridge Parkway, Suite 200, Henderson, Nevada 89012.

All information with respect to the common stock ownership of the selling stockholders has been furnished by or on behalf of the selling stockholders. We believe, based on information supplied by the selling stockholders, that except as may otherwise be indicated in the footnotes to the table below, the selling stockholders have sole voting and dispositive power with respect to the common stock reported as beneficially owned by them. Because the selling stockholders identified in the table may sell some or all of the common stock owned by them and covered by this reoffer prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the common stock, no estimate can be given as to the number of shares of common stock available for resale hereby that will be held by the selling stockholders upon termination of this offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the common stock they hold in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below. We have, therefore, assumed for the purposes of the following table, that the selling stockholders will sell all of the common stock owned beneficially by them that are covered by this reoffer prospectus, but will not sell any other common stock that they presently own.

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Name of Selling Stockholder	Shares Beneficially Owned prior to Offering	Shares Offered by this Reoffer Prospectus	Shares Beneficially Owned after Offering	Percentage of Shares Beneficially Owned after Offering
Mark Newcomer, Chief Executive Officer and Director (1)	9,010,000	2,000,000	8,010,000	15.9%
Daniel Spence, Chief Technical Officer and Director (2)	8,510,000	2,000,000	7,510,000	14.9%
Joan Herman, Chief Operating Officer and Director (3)	400,000	800,000	200,000	*
Mark Attinger, Chief Financial Officer (4)	–	450,000	–	*
Robert Strobo, Chief Legal Counsel and Secretary (5)	–	200,000	–	*

*	Less than 1%.

(1)	The 2,000,000 shares that may be offered and sold by this reoffer prospectus were granted on November 11, 2016, and vest in equal installments on a quarterly basis over a five year period, beginning with the quarter ended December 31, 2016. Within 60 days after March 22, 2019, 1,000,000 shares will have vested. Of the total grant, 800,000 shares have been issued and 1,200,000 have not been issued.
(2)	The 2,000,000 shares that may be offered and sold by this reoffer prospectus were granted on November 11, 2016, and vest in equal installments on a quarterly basis over a five year period, beginning with the quarter ended December 31, 2016. Within 60 days after March 22, 2019, 1,000,000 shares will have vested. Of the total grant, 800,000 shares have been issued and 1,200,000 have not been issued.
(3)	The 800,000 shares that may be offered and sold by this reoffer prospectus were granted on September 4, 2017, and vest in equal installments on an annual basis over a four year period as of the anniversary date of the grant. Within 60 days after March 22, 2019, 200,000 shares will have vested. Of the total grant, 200,000 shares have been issued and 600,000 have not been issued.
(4)	The 450,000 shares that may be offered and sold by this reoffer prospectus were granted on October 29, 2018, and vest in equal installments on an annual basis over a five year period as of the anniversary date of the grant. Within 60 days after March 22, 2019, none of the shares will have vested. None of the shares have been issued.
(5)	The 200,000 shares that may be offered and sold by this reoffer prospectus were granted on October 22, 2018, and vest in equal installments on an annual basis over a five year period as of the anniversary date of the grant. Within 60 days after March 22, 2019, none of the shares will have vested. None of the shares have been issued.

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PLAN OF DISTRIBUTION

The purpose of this reoffer prospectus is to allow the selling stockholders to offer for sale and sell all or a portion of the common stock acquired by them pursuant to the restricted stock grants described herein. The selling stockholders, which, as used herein, includes donees, pledgees, transferees or other successors-in-interest selling common stock or interests in common stock received after the date of this reoffer prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their common stock or interests in their common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of common stock or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this reoffer prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such common stock at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common stock, from time to time, under this reoffer prospectus, or under an amendment to this reoffer prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this reoffer prospectus. The selling stockholders also may transfer the common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this reoffer prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of common stock offered by this reoffer prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this reoffer prospectus (as supplemented or amended to reflect such transaction).

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The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they and we meet the criteria and conform to the requirements of that rule, including the requirements applicable to former shell companies.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying reoffer prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this reoffer prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of common stock in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this reoffer prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the common stock against certain liabilities, including liabilities arising under the Securities Act.

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DESCRIPTION OF SECURITIES

General

The following is a summary of our capital stock and certain provisions of our Amended and Restated Articles of Incorporation, as amended, and Amended and Restated Bylaws, as amended, copies of which are on file with the SEC as exhibits to previous SEC filings. See “Where You Can Find More Information” elsewhere in this prospectus for information on where you can obtain copies of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, which have been filed with and are publicly available from the SEC. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Amended and Restated Articles of Incorporation, our Amended and Restated Bylaws and applicable provisions of the Nevada Revised Statutes.

Common Stock

We are currently authorized to issue 150,000,000 shares of common stock, par value $0.001 per share. As of March 22, 2019, there were 46,731,912 shares of common stock outstanding. Holders of our common stock have no preemptive rights and no right to convert their common stock into any other securities. All outstanding shares of our common stock are fully paid and non-assessable. Holders of our common stock:

•	have equal ratable rights to dividends from funds legally available therefore, if declared by our Board of Directors,
•	are entitled to share ratably in all our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;
•	do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions;
•	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders and for directors.

Preferred Stock

We are currently authorized to issue 25,000,000 shares of preferred stock, par value $0.001 per share. As of March 22, 2019, there were no shares of preferred stock outstanding. Our Board, without further stockholder approval, may issue preferred stock in one or more series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series. The rights, preferences, limitations and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. Our Board may authorize the issuance of preferred stock, which ranks senior to our common stock for the payment of dividends and the distribution of assets on liquidation. In addition, our Board can fix limitations and restrictions, if any, upon the payment of dividends on our common stock to be effective while any shares of preferred stock are outstanding.

Our Board had not authorized any series of preferred stock.

Anti-Takeover Provisions

Effect of Nevada Anti-takeover Statute. We are subject to Section 78.438 of the Nevada Revised Statutes, an anti-takeover law. In general, Section 78.438 prohibits a Nevada corporation from engaging in any business combination with any interested stockholder for a period of two years following the date that the stockholder became an interested stockholder, unless the combination meets all of the requirements of the corporation’s articles of incorporation, and, prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder. Section 78.439 provides that business combinations after the two year period following the date that the stockholder becomes an interested stockholder may also be prohibited unless approved by the corporation’s directors or other stockholders or unless the price and terms of the transaction meet the criteria set forth in the statute.

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Section 78.416 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder or any other corporation which is an affiliate or associate of the interested stockholder;

•	any sale, transfer, pledge or other disposition of the assets of the corporation involving the interested stockholder or any affiliate or associate of the interested stockholder if the assets transferred have a market value equal to 5% or more of all of the assets of the corporation or 5% or more of the value of the outstanding shares of the corporation or represent 10% or more of the earning power of the corporation;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation with a market value of 5% or more of the value of the outstanding shares of the corporation;

•	the adoption of a plan of liquidation proposed by or under any arrangement with the interested stockholder or any affiliate or associate of the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder or any affiliate or associate of the interested stockholder; or

•	the receipt by the interested stockholder or any affiliate or associate of the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 78.423 defines an interested stockholder as any entity or person beneficially owning, directly or indirectly, 10% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Control Share Acquisitions. Sections 78.378 through 78.3793 of the Nevada Revised Statutes limit the voting rights of certain acquired shares in a corporation. The provisions apply to any acquisition of outstanding voting securities of a Nevada corporation that has 200 or more stockholders, at least 100 of which are Nevada residents, and conducts business in Nevada (an “issuing corporation”) resulting in ownership of one of the following categories of an issuing corporation’s then outstanding voting securities: (i) twenty percent or more but less than thirty-three percent; (ii) thirty-three percent or more but less than fifty percent; or (iii) fifty percent or more. The securities acquired in such acquisition are denied voting rights unless a majority of the security holders approve the granting of such voting rights. Unless an issuing corporation’s articles of incorporation or bylaws then in effect provide otherwise: (i) voting securities acquired are also redeemable in part or in whole by an issuing corporation at the average price paid for the securities within 30 days if the acquiring person has not given a timely information statement to an issuing corporation or if the stockholders vote not to grant voting rights to the acquiring person’s securities, and (ii) if outstanding securities and the security holders grant voting rights to such acquiring person, then any security holder who voted against granting voting rights to the acquiring person may demand the purchase from an issuing corporation, for fair value, all or any portion of his securities. These provisions do not apply to acquisitions made pursuant to the laws of descent and distribution, the enforcement of a judgment, or the satisfaction of a security interest, or made in connection with certain mergers or reorganizations.

Issuance of Preferred Stock. The Company may issue up to an additional 25,000,000 shares of preferred stock on such terms and with such rights, preferences and designations, including, without limitation restricting dividends on its common stock, dilution of the voting power of its common stock and impairing the liquidation rights of the holders of its common stock, as the Board of Directors of the Company may determine without any vote of the stockholders. The issuance of such preferred stock, depending upon the rights, preferences and designations thereof may have the effect of delaying, deterring or preventing a change in control of the Company.

Transfer Agent and Registrar; Market Listing

The transfer agent for the Company’s common stock is Corporate Stock Transfer, Inc. Our common stock is traded on Nasdaq under the symbol “TPNL.”

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LEGAL MATTERS

The validity of the common stock offered hereby has been passed upon for us by Davis Gillett Mottern & Sims, LLC, Atlanta, Georgia.

EXPERTS

The consolidated balance sheets of 3PEA International, Inc. and subsidiaries as of December 31, 2018 and 2017 and the related consolidated statements of income, stockholders’ equity and cash flows for the years then, have been audited by Squar Milner LLP an independent registered public accounting firm as stated in their report dated March 11, 2019 which is incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance on the report of such firm, given upon their authority as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-8 under the Securities Act with respect to the common stock offered by the selling stockholders pursuant to this reoffer prospectus. This reoffer prospectus does not contain all of the information set forth in the registration statement and its exhibits, certain portions of which are omitted as permitted by the rules and regulations of the SEC. For further information pertaining to us and the common stock covered by this reoffer prospectus, we refer you to the registration statement and the exhibits thereto. Statements contained in or incorporated by reference in this reoffer prospectus regarding the contents of any contract or other document referred to in those documents are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement or other document. Each of these statements is qualified in all respects by this reference.

You may read and copy the registration statement and its exhibits and schedules at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You also may obtain information on the operation of the public reference room by calling the commission at 1-800-SEC-0330. The SEC maintains a web site at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, such as 3PEA International, Inc., that file electronically with the SEC.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information, when filed, will be available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at www.3pea.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained in, or accessible through, our website does not constitute part of this reoffer prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference into this reoffer prospectus information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this reoffer prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference in this reoffer prospectus the following documents filed by us with the SEC:

(a)	Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

(b)	All other reports, if any, filed by the Registrant pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) since the end of the fiscal year ended December 31, 2018;

(c)	The description of our common stock contained in our Registration Statement on Form 10-SB filed with the SEC pursuant to Section 12(g) of the Exchange Act on September 16, 2010, including any amendment or report filed for the purpose of updating such description.

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In addition, all other documents filed (not furnished) by us pursuant to Section 13(a), Section 13(c), Section 14 or Section 15(d) of the Exchange Act on or after the date of this reoffer prospectus and prior to the termination of this offering, shall be deemed to be incorporated by reference into this reoffer prospectus and to be a part of this reoffer prospectus from the date of the filing of such documents; provided, however, that documents or information deemed to have been furnished to and not filed with the SEC in accordance with the rules of the SEC shall not be deemed incorporated by reference into this reoffer prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this reoffer prospectus.

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5,450,000 Shares of Common Stock

3PEA INTERNATIONAL, INC.

REOFFER PROSPECTUS

March 29, 2019

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	Incorporation of Documents by Reference.

The following documents are incorporated by reference in this registration statement:

(a)	Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

(b)	All other reports, if any, filed by the Registrant pursuant to Section 13(a) of the Securities Exchange Act of 1934 since the end of the fiscal year ended December 31, 2018.

From the date of filing of such documents, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and before the filing of a post-effective amendment to this Registration Statement that indicates that all securities covered by the Registration Statement have been sold or that deregisters all securities covered by the Registration Statement then remaining unsold. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	Description of Securities.

The Common Stock to be offered is registered under Section 12 of the Securities Exchange Act of 1934.

ITEM 5.	Interests of Named Experts and Counsel.

Not applicable.

ITEM 6.	Indemnification of Directors and Officers.

Under Article V.B of our Articles of Incorporation, we are required to indemnify and hold harmless, to the fullest extent permitted by Nevada law, our officers and directors.  Furthermore, Article V.C of our Articles of Incorporation, we are required to advance any expenses of an officer or director incurred in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation.

Under Article VII of our Bylaws, we required to indemnify, to the fullest extent required by Nevada law, each director or officer who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any proceeding, by reason of the fact that he or she is or was our director or officer or member, manager, or managing member of a predecessor limited liability company or affiliate of such limited liability company, or is or was serving in any capacity at our request as a director, officer, employee, agent, partner, member, manager, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise or affiliate. Indemnification may not be made to or on behalf of an indemnitee if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud, or a knowing violation of law and was material to the cause of action. Furthermore, we are required to advance expenses to an indemnitee in advance of a final disposition of the proceeding.

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The indemnification provided by our Articles of Incorporation and Bylaws is not exclusive of any rights to which those indemnified may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the Nevada law, the Registrant's Articles of Incorporation, the Registrant's By-Laws or any indemnification agreements of the Registrant with its directors and officers, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.	Exemption from Registration Claimed.

The restricted stock grants registered herein were first issued to certain executive officers who constitute affiliates of us in transactions that were exempt from registration pursuant to Section 4(a)(2) under the Securities Act of 1933.

ITEM 8.	Exhibit.

Exhibit No.	Exhibit
5	Opinion re: Legality.
4.1	Form of Restricted Stock Award (Non-Incentive Plan)
23.1	Consent of Squar Milner LLP to the use of its opinion included in the Annual Report of the Registrant on Form 10-K for the fiscal year ended December 31, 2018.
23.2	Consent of Davis Gillett Mottern & Sims, LLC to the filing of its opinion with respect to the legality of the securities being registered hereby (included in Exhibit No. 5).

ITEM 9.	Undertakings.

The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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PROVIDED, HOWEVER, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Henderson, State of Nevada, on March 29, 2019.

3PEA INTERNATIONAL, INC.

Date: March 29, 2019	/s/ Mark Newcomer
By: Mark Newcomer, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark Newcomer Mark Newcomer	Chief Executive Officer and Director (Principal Executive Officer)	March 29, 2019

/s/ Mark Attinger Mark Attinger	Chief Financial Officer (Principal Financial and Accounting Officer)	March 29, 2019

/s/ Dan Henry Dan Henry	Chairman and Director	March 29, 2019

/s/ Daniel Spence Daniel Spence	Chief Technical Officer and Director	March 29, 2019

/s/ Joan Herman Joan Herman	Chief Operating Officer and Director	March 29, 2019

/s/ Dennis Triplett Dennis Triplett	Director	March 29, 2019

/s/ Quinn Williams Quinn Williams	Director	March 29, 2019

/s/ Bruce Mina Bruce Mina	Director	March 29, 2019

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